EXHIBIT 21



21.  Subsidiaries of the Corporation at December 31, 1998:


                               Incorporated in        Percent Owned
  Subsidiary                   the State of         by the Corporation
____________                  _______________       __________________

Beverly National Bank          Massachusetts               100%

Cabot Street Realty Trust      Massachusetts               100%